Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

CHINA TELETECH HOLDING, INC. Formerly GUANGZHOU GLOBAL TELECOM INC.
(Exact name of registrant as specified in its charter)

Florida	59-3565377
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

16th Floor, North Tower

528 Pudong South Road

Shanghai 200120

China

(Address of Principal Executive Offices) (Zip Code)

86-21-50917695

(Registrant’s telephone number, including area code)

Correspondence:

Rhonda Keaveney

Rhonda@scctransferllc.com

602.793.8058

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
To be so registered	each class is to be registered

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CHINA TELETECH HOLDINGS INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

i

Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “CNCT" and “our Company” refer to China Teletech Holding, Inc., a Florida corporation.

Blank Check Companies

CNCT is not a Blank Check Company under Rule 419 of the Securities Act of 1933.

The term ‘blank check company” means that we are a development stage company and have no specific business plan or purpose or has indicated that our business plan is to engage in a merger or acquisition with an unidentified company, or other entity or person. A blank check company:

(i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(ii) Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

As of this filing, CNCT has a specific business plan to engage in (1) cluster consumption in the food industry, to include food products, channels of distribution, and operations; and (2) building and managing a platform to support various communities in China; and (3) create a loyal customer base within the community through reduced operating costs and specific brand benefits.

CNCT’s business plan includes a merger a target company in the food industry business.  However, we are in the due diligence stage and can’t guarantee a merger will be executed. CNCT will continue to pursue its business plan regardless of the execution of a merger or acquisition. Thus, a merger is just an option and not the primary piece of our business plan.

Stock Quote

Our Company is currently listed as Expert Market on the OTC Markets platform. Our stock quote is not currently quoted on OTC Markets. The market for our stock is uncertain at this time. Quotations in Expert Market securities are restricted from public viewing and only broker-dealers and professional or sophisticated investors are permitted to view quotations in Expert Market securities. Our securities could be particularly illiquid due to being listed on this market and that if we remain an Expert Market designation, it could impede a potential merger, acquisition, reverse merger or business combination pursuant to which the company could become an operating company.

ii

We have taken steps to be listed on a different tier of the OTC Markets. The filing of this registration statement and continued compliance with financial reporting requirements will allow CNCT to be listed as a Pink Current company on the OTC Markets platform. In addition, we are actively pursuing a viable merger candidate which will allow us continued Pink Current status and file a Form 15c2-11 in the future. An initial review by a broker-dealer under SEC Rule15c2-11 is required for brokers to publish competing quotes and provide continuous market making.

Enforceability of Civil Liabilities

Our business operations will primarily be conducted in China, and substantially all of our assets will be located in China. All of our directors and officers reside in mainland China or Hong Kong and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

There is uncertainty as to whether the courts of China would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As such, the PRC courts will review and determine the applicability of the reciprocity principle on a case-by-case basis and the length of the procedure is uncertain. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements. It will be, however, difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws even though we are incorporated in Florida and under the laws of the United States. It will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to bring a judgement in China as required under the PRC Civil Procedures Law.

Variable Interest Entity

The Company is not currently organized under a Variable Interest Entity (“VIE”) however, we may decide to implement a VIE structure in the future. The disclosed risks or events are only applicable if we decide to implement a VIE structure.

China’s Foreign Investment Law (FIL) may prohibit direct foreign investment in Chinese operating companies moving forward.

We will continue to monitor the changes in FIL, and CNCT may consider migrating to a VIE structure to continue receiving participation from foreign investors.

CNCT does not have a VIE structure at this time and the following implications of operating under a VIE structure do not apply to us. However, if we decide to implement a VIE structure moving forward, as discussed in detail below, the value of our common stock may decline or become worthless, and the shareholder could lose their entire investment.

A VIE structure consists of at least three core entities: a Chinese company with operations; a wholly foreign-owned enterprise established as an intermediary in China; and an offshore shell company that lists on a U.S. or other foreign exchange.

iii

VIE contracts have not been tested in a U.S court of law and these contracts are unlikely to be enforced. Because the value of the offshore shell company derives from its ability to consolidate the Chinese operating company on its financial statements, losing the VIE as a result of breached contracts (or government enforcement) would significantly devalue shareholders’ investments. China Teletech Holding, Inc. is not organized under a VIE structure, but if we do implement one, there would be substantial legal uncertainties surrounding the related contractual arrangements.

If we implement a VIE structure, the VIE would hold certain assets that may be critical to the operation of our business. If the shareholders of a VIE breach the contractual arrangements and voluntarily liquidate the VIE, or declare bankruptcy, and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if a VIE undergoes involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets, thereby hindering the ability to continue business operations, which could materially or adversely affect the business, financial condition and results of operations. See Item 1.A Risk Factors: Risks Related to the Company’s Organizational Structure.

The Chinese government could rule that the VIE structure is against public policy, Chinese laws, and regulations. This ruling would likely result in a material change in our contemplated operations. Furthermore, the disruption or termination of our operations could result in the decline in the value of our stock. Our stock may become worthless, and the shareholder could lose their entire investment. See Item 1.A Risk Factors: Risks Related to Access to Information and Regulatory Oversight.

Any failure of a VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on business. If a VIE or their shareholders fail to perform their respective obligations under the contractual arrangements, the company may have to incur substantial costs and expend additional resources to enforce such arrangements. A company may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and contractual remedies, which cannot assure to be sufficient or effective under PRC law.

In addition, if any third parties claim any interest in such shareholders' equity interests in a VIE, the company’s ability to exercise shareholders' rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of a VIE and third parties were to impair control over the VIE, the company’s ability to consolidate the financial results in a VIE would be affected, which would in turn result in a material adverse effect on business, operations and financial condition.

CNCT does not currently have a VIE structure, but that if decide to implement this structure, there would be substantial legal uncertainties surrounding the related contractual arrangements. However, these risks or events are only applicable if we decide to implement the VIE structure.

Cybersecurity Risk Management and Strategy

We have limited exposure to cybersecurity threats. We have established policies and processes for assessing, identifying, and managing material risk from cybersecurity threats, and have integrated these processes into our overall risk management systems and processes. We routinely assess material risks from cybersecurity threats, including any potential unauthorized occurrence on or conducted through our information systems that may result in adverse effects on the confidentiality, integrity, or availability of our information systems or any information residing therein.

We conduct periodic risk assessments to identify cybersecurity threats, as well as assessments in the event of a material change in our business practices that may affect information systems that are vulnerable to such cybersecurity threats. These risk assessments include identification of reasonably foreseeable internal and external risks, the likelihood and potential damage that could result from such risks, and the sufficiency of existing policies, procedures, systems, and safeguards in place to manage such risks.

Following these risk assessments, we re-design, implement, and maintain reasonable safeguards to minimize identified risks; reasonably address any identified gaps in existing safeguards; and regularly monitor the effectiveness of our safeguards. Primary responsibility for assessing, monitoring, and managing our cybersecurity risks rests with our Chief Executive Officer and will employee the expertise of an IT consultant in the event that our risk management assessment warrants.

iv

As part of our overall risk management system, our CEO will monitor and test our safeguards, in collaboration with outside IT consultants.

We will engage consultants, or other third parties in connection with our risk assessment processes. These service providers will assist us to design and implement our cybersecurity policies and procedures, as well as to monitor and test our safeguards. We require each third-party service provider to certify that it has the ability to implement and maintain appropriate security measures, consistent with all applicable laws, to implement and maintain reasonable security measures in connection with their work with us, and to promptly report any suspected breach of its security measures that may affect our company.

We have not encountered cybersecurity challenges that have materially impaired our operations or financial standing

Governance

We maintain informed oversight of our risk management process, including risks from cybersecurity threats. Our board of directors and chief executive officer are responsible for monitoring and assessing strategic risk exposure, the day-to-day management of the material risks we face. Our board of directors and executive officer administer our cybersecurity risk oversight regarding third party providers.

The Holding Foreign Companies Accountable Act

There are greater legal and operational risks associated having the majority of our contemplated operations in China.

The Holding Foreign Companies Accountable Act (the “HFCAA”) requires that, every year, the SEC identify any public companies that file annual reports with financial statements audited by an auditor located in a foreign jurisdiction where the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by a foreign authority. Once a company is identified as being out of compliance for two consecutive years, the Commission must apply certain trading prohibitions to that issuer’s securities.

We are not currently subject to the determination announced by the PCAOB since our auditor is located in the United States. See Item 1.A Risk Factors: Our Auditor is U.S based, registered with the PCAOB, and is subject to PCAOB inspections.

Conflicting Laws and Regulations

We will be subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions if, and when, we implement our business plan or merge with a Chinese company. We are in the early stages of development and have no operations as of this filing. However, new laws and regulations may be adopted from time to time to address new issues that come to the authorities' attention. In addition, considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing our contemplated business activities. A large number of proposals and laws are before various national, regional, and local legislative bodies and regulatory entities regarding issues related to companies doing business in China. As we implement our business plan and expand into new cities or countries or as we add new products and services to our platform, we may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our business and results of operations.

The Chinese government could rule that the structure is against public policy and this ruling would likely result in a material change in our future operations. Furthermore, the value of our common stock may decline or become worthless, and the shareholder could lose their entire investment.

Recent statements and regulatory actions by the Chinese government have addressed the issue of anti-monopoly concerns. Where a business operator’s abuse of intellectual property rights to exclude or restrict competition constitutes a monopoly agreement, the anti-monopoly law enforcement agency shall order it to stop the illegal activity, confiscate the illegal income, and impose fines. Upon execution of our business plan through a merger with an operating company, CNCT will be subject to anti-monopoly laws and, if found in violation, our stock price could decline or become worthless.

v

It will be difficult for investors to assert claims against China-based issuers, including their officers, directors, and agents and it may be challenging for investors to pursue their claims in U.S. courts. Even if an investor secures a judgment, the investor may still be unable to enforce it in China.

In addition, the assertion of new regulation by the Chinese government could our ability to continue to offer securities to foreign investors and hinder our ability to execute of our business merger plan.

China may be subject to considerable degrees of economic, political and social instability. Investments in securities of Chinese issuers involve risks that are specific to China, including regulatory, liquidity and enforcement risks.

Regulatory cycles are not uncommon in China. Policy and regulatory scrutiny should be seen as ongoing risks when it comes to investing in China. The revised Chinese regulations have not ruled on for our industry.

We will subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions if, and when, we merge with an operating company. In addition, considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing business activities in China. If, and when, we merge with an operating company and expand into new cities or countries or add new products and services, we may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our business and results of future operations. See Item 1.A Risk Factors: Our Business is Subject to Numerous Legal and Regulatory Risks that Could Have an Adverse Impact on Our Contemplated Business.

China’s legal system is substantially different from the legal system in the United States and may raise risks and uncertainties concerning the intent, effect, and enforcement of its laws, rules, and regulations, including those that restrict the inflow and outflow of foreign capital or provide the Chinese government with significant authority to exert influence on a China-based Issuer’s ability to conduct business or raise capital. This lack of certainty may result in the inconsistent and unpredictable interpretation and enforcement of laws, rules, and regulations, which may change quickly. China-based Issuers face risks related to evolving laws and regulations, which could impede our ability to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See Item 1.A Risk Factors: Risks Related to the Regulatory Environment.

 China Securities Regulatory Commission

The China Securities Regulatory Commission (the “CRSC”) oversees China's nationwide centralized securities supervisory system, with the power to regulate and supervise securities issuers, as well as to investigate, and impose penalties for illegal activities related to securities and futures. China based companies listed on the OTC Markets may be required to request approval from CSRC to continue listing on this market. As of this time, our current quotation on OTC Markets is permissible without such approval.

CSRC is responsible for the examination and approval, as well as supervision and administration of foreign-invested securities companies. Our Company is not currently required to submit information to the CSRC; however, we may be required to comply with CSRC regulation in the future.

As of this time, we are not required to submit and have not submitted information to CSRC that is required to list on OTC Markets but will comply with any such request in the future.

Moving forward, we may be subject to CRSC rules and regulations. As such, we will be required to submit information about our future contemplated business to CRSC for approval and will be subject to continued compliance. In addition, if we decide to implement a VIE structure, the CRSC could deny us permission as an issuer to foreign investors if it is ruled that VIE’s are illegal. The value of our stock could decline or become worthless and RTAS could be delisted as a result of not complying with CRSC rules.

vi

Cyber Administration of China

The Cyber Administration of China (the “CAC”) oversees data security and recently revised its laws to include operators that possess personal information for over one million individuals would be subject to cybersecurity when listing of foreign exchanges. Personal information is defined in Article 76(5) of Cybersecurity Law as various information which is recorded in electronic or any other form and used alone or in combination with other information to recognize the identity of a natural person, including but not limited to name, date of birth, ID number, personal biological identification information, address and telephone number of natural persons.

As we have not implemented our business plan, CNCT does not meet the criteria to trigger the CAC rule. However, we anticipate that, upon executing a business combination, we will be subject to CAC rules and regulations. Our operations could be suspended if the CAC finds we are in violation of data security laws. See Item 1.A Risk Factors: Greater Chinese Regulatory Oversight May Impact our Contemplated Business.

Uyghur Forced Labor Prevention Act

The Uyghur Forced Labor Prevention Act (the “UFLPA”) ensures that goods made with forced labor in the Xinjiang Uyghur Autonomous Region of the People's Republic of China do not enter the United States market, and for other purposes. As of this filing, we have not implemented a business combination and are not impacted by UFLPA.

State Administration for Market Regulation

The State Administration of Market Regulation (the “SAMR”) is China's primary antitrust regulator and is responsible for approving transactions that require a change of control, such as mergers and acquisitions, joint ventures, and some minority investments. In 2024, transactions must be notified to SAMR for prior approval if at least two parties meet the following turnover thresholds in the previous fiscal year:

•	Individual Chinese threshold: At least CNY800 million (approximately $116 million) for each undertaking
•	Combined global threshold: At least CNY12 billion (approximately $1.70 billion)
•	Combined China threshold: At least CNY4 billion (approximately $567.64 million)

We may merge with a Chinese company to implement our business operations. If our target business meets the threshold for review by SAMR, we will be required to submit an application for approval.

The SAMR utilizes a substantive test for merger review. The substantive test takes into consideration the:

•	Market shares and market control power of the business operators concerned
•	Concentration levels of relevant markets
•	Impact of the concentration on market entry, technological development, consumers and other relevant operators
•	Impact of the concentration on national economic development
•	Foreign investment

As of this time, the Company is not required to apply to SAMR as we have not executed our contemplated merger with a Chinese company. However, we may be required to submit an approval request to SAMR moving forward. If SAMR denies our application, we could face monetary penalties or delisting of our securities. Such actions would significantly limit or completely hinder our ability to offer, or continue to offer, securities to investors and cause the value of such securities to significantly decline or be worthless.

vii

China State Administration of Foreign Exchange

The Company plans to conduct operations in China and may acquire Chinese companies as subsidiaries to carry out its plan of business. Daily operations in PRC will include purchase of raw materials, manufacturing, selling, hiring labor forces, and R&D. Cash associated with these activities will circulate in PRC in the form of local currency. Activities such as raising capitals to support PRC operations, hiring US employees, paying for working capital, and paying out dividends will involve cross-border payments.

Cross-border payments must comply with the relevant regulation of the China State Administration of Foreign Exchange (the “SAFE”).

SAFE is a national regulatory agency that oversees activities in China’s foreign exchange market. Its primary functions include drafting policies and regulations related to foreign reserves and foreign exchange, supervising and inspecting forex transactions, and managing China's forex, gold reserves, and foreign currency.

SAFE has the following guidelines:

•	Companies with actual business needs for foreign exchange receipts and payments for goods trade must be registered in the “List of Enterprises Handling Foreign Exchange Receipts and Payment for Trade List issued by SAFE.
•	Banks cannot conduct any foreign exchange business for companies not on this List.
•	Companies can apply to be put on the SAFE List with the following documents:
o	Application form
o	Business license
•	Safe may remove companies from the list when:
o	Company terminates business or ceases doing foreign trade business
o	The regulator cancels or revokes the company's business license
o	The company has not handled FX payments/receipts for goods trade for two consecutive years
o	SAFE is unable to contact the company via application contact details when it attempts to implement inspection

We are not required to file an application with SAFE at this time.

Our Current Financial Structure

Payrolls and working capitals are on current accounts. Investment and dividends payment will be on capital accounts. We may face obstacles even if transactions are legal and reasonable after proper registration.

If we merge or acquire a company located in China we will subject to extensive national, provincial, and local governmental regulations, policies and controls. Central governmental authorities and provincial and local authorities and agencies regulate many aspects of Chinese industries, including without limitation, among others and in addition to specific industry-related regulations, the following aspects:

•	banking regulations

•	environmental protection laws and regulations;

•	security laws and regulations;

•	establishment of or changes in shareholder of foreign investment enterprises;

•	foreign exchange;

•	taxes, duties and fees;

•	cyber security and information protection laws and regulations

viii

The liabilities, costs, obligations, and requirements associated with these laws and regulations may be material, may delay the commencement of operations. Failure to comply with the relevant laws and regulations in our contemplated operations may result in various penalties, and thus adversely and materially affect our business, prospects, and financial condition. While we plan to comply with the relevant laws and regulations in the development and operation of our contemplated business combination, we may incur additional costs in order to fulfill such requirements, and we cannot assure you that we have complied with or will comply with the requirements of all relevant laws and regulations. Additionally, there can be no assurance that the relevant government agencies will not change such laws or regulations or impose additional or more stringent laws or regulations. We cannot assure you that we will comply with the requirements of all new laws and regulations. Compliance with such laws or regulations may require us to incur material capital expenditures or other obligations or liabilities.

Furthermore, if future legislations mandate further actions to be taken by companies, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. If we fail to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, our current corporate structure, corporate governance and business operations could be materially and adversely affected.

Summary

In summary, CNCT has a contemplated business plan and merger but no business operations and does not currently have a VIE structure in place. We have no intentions on implementing a VIE structure at this time, however, additional regulations by the Chinese government may necessitate our company moving to a VIE structure. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

CSRC, CAC, SAMR, SAFE and other governmental agencies may be required to approve our operations, if implemented. At this time, we are not required to receive permission or approvals from these agencies. However, our future business combination could be required to receive approval from Chinese government agencies and if we are denied permission, or become noncompliant our company could be fined, and our securities could be suspended or delisted. Applicable laws, regulations, and interpretations change, and we may be required to obtain such permissions or approvals in the future. As of this time, CNCT has not received permissions or approvals from CSRC, CAC, SAMR, SAFE or any other governmental agencies.

Risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice; and the risk that the Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities.

ix

Item 1.	Business

(a) Business Development

We were incorporated as Avalon Development Enterprises Inc. on March 29, 1999, under the laws of the State of Florida. We amended our Articles of Incorporation on December 5, 2005, changing the par value of our stock and increasing the total authorized capital stock. At that time the Company engaged in the acquisition of one commercial property and expanded into building cleaning, maintenance services, and equipment leasing as supporting ancillary services. The Company went public via an SB-2 filing in 2006.

On January 10, 2007, we effected a merger with Global Telecom Holdings, Ltd., a British Virgin Islands Corporation, and the shareholders, entered into a Share Exchange Agreement. Pursuant to that Agreement, the Company issued 39,817,500 shares of its restricted common stock to the shareholders in exchange for 1,000 shares of Global Telecom Holdings, Ltd. common stock.

On March 27, 2007, the Company filed an amendment to its Articles of Incorporation and changed its name to GuangZhou Global Telecom, Inc.

On July 31, 2007, the Company entered into Stock Purchase Agreements with Enable Growth Partners LP, Pierce Diversified Strategy Master Fund LLC, and Enable Opportunity Partners LP.  The aggregate purchase price was $3,000,000 and structured as: warrants to purchase 2,090,592 shares of the Company’s common stock at a price of $1.12 per share, and a convertible debenture for up to $3,428,571, with an annual interest rate of 8%.

We filed an SB-2 to register 5,087,107 shares of common stock on September 4, 2007, and it was deemed effective on February 8, 2008.

On February 14, 2008, Huantong, our subsidiary, and TCAM executed a final share transfer agreement whereby Huantong agreed to purchase 30% of the total authorized shares of TCAM for the purchase amount of $200,000 and 3.5 million shares of Guangzhou Global Telecom, Inc.’s common stock.

On January 23, 2009, the Company filed an amendment to raise the number of shares of authorized stock to 1,000,000,000.

On July 29, 2008, Global Telecom Holdings Limited, our wholly-owned subsidiary of Guangzhou Global completed the acquisition of Guangzhou Renwoxing Telecom, a company incorporated under the laws of the People’s Republic of China. Pursuant to the terms of the Agreement, we issued 9,727,769 shares of common stock to certain assigners designated for 51% equity interest in Guangzhou Renwoxing Telecom.

A Settlement Agreement was executed on December 29, 2008 hat amended the July 31 2009 Stock Purchase Agreement. In consideration of a total payment of $1,300,000 to the holders by the Company no later than January 21, 2010, the convertible debentures were deemed satisfied and all outstanding warrants held by the holders were cancelled. In addition, the holders canceled all the Company shares held by them.

On March 8, 2012, the Company filed an amendment to its Articles of Incorporation to change its name to China Teletech Holding, Inc.

On January 7, 2014, in lieu of the cash satisfaction of the Settlement Agreement payment, the Company entered into a letter agreement with Enable Funds pursuant to which the Company agreed to pay the sum of $50,000 within 3 business day upon execution of the letter agreement and issue to Enable Funds an aggregate of 4,600,000 shares of common stock of the Company.

On June 30, 2014, the Company entered into a Cooperation Agreement with Shenzhen Jinke Energy Development Co., Ltd. (“SJD”). Pursuant to the Agreement, the Company purchased 51% of all the assets of SJD. The Company issued to 20 million shares of the Company’s common stock share in exchange for the 16% of all the assets of SJD, and upon completion of financing, purchased an additional 35% of the assets of SJD in consideration of approximately 43.75 million shares.

On November 15, 2016, the Company, Liaoning Kuncheng Education Investment Co. Ltd. and Kunyuan Yang, the 94.9% shareholder of Kuncheng entered into a Share Exchange Agreement pursuant to which China Teletech Holding, Inc. would acquire 51% of the issued and outstanding equity securities of Kuncheng. On December 17, 2017, the parties executed a Recission Agreement to rescind the Share Exchange Agreement.

1

Business operations for China Teletech Holding, Inc. and its subsidiaries were abandoned by former management and a custodianship action, as described in the subsequent paragraph, was commenced in 2020. The Company filed its last 10-Q in 2018, this financial report included liabilities and debts. As of the date of this filing, these liabilities and debts have been addressed and the legal opinion for debt write off is attached as an Exhibit.

On October 27, 2020, the Circuit Court of the Second Judicial Circuit in Leon County, Florida (the “Court) granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (“SCC”, the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock. Rhonda Keaveney is the control person for Small Cap Compliance, LLC.

The court awarded custodianship to SCC based on the absence of a functioning board of directors, revocation of the company’s charter, and abandonment of the business. At this time, Rhonda Keaveney was appointed sole officer and director.

The Company was severely delinquent in filing annual reports for the Company’s charter. The last quarterly report was filed on June 30, 2018 on Form 10-Q. In addition, the company was subject to Exchange Act reporting requirements including filing 10Q’s and 10Ks. The Company was out of compliance with Exchange Act reporting. SCC attempted to contact the Company’s officers and directors through letters, emails, and phone calls, with no success. The Custodian filed Form 15 on November 6, 2020 to suspend the duty to file reports under Section 15d of the Securities Exchange Act of ’34.

SCC was a shareholder in the Company and applied to the Court for an Order appointing SCC as the Custodian. This application was for the purpose of reinstating CNCT’s corporate charter to do business and restoring value to the Company for the benefit of the stockholders.

SCC performed the following actions in its capacity as custodian:

•	Funded any expenses of the company including paying off outstanding liabilities

•	Brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent

•	Appointed officers and directors and held a shareholders meeting

The Custodian paid the following expenses on behalf of the company:

Florida Secretary of State for reinstatement of the Company, $1,925

Shareholders Meeting $500

Vstock Transfer 4,468.92

Upon appointment as the Custodian of CNCT and under its duties stipulated by the Florida court, SCC took initiative to organize the business of the issuer. As Custodian, the duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Florida Secretary of State. SCC also had authority to enter into contracts and find a suitable merger candidate. SCC was compensated for its role as custodian in the amount of $80,000. SCC did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on March 15, 2021.

On November 20, 2020, SCC entered into a Stock Purchase Agreement (the “Agreement”) with World Capital Holding, Ltd., whereby World Capital Holding, Ltd. paid SCC $80,000 in consideration of 1,500,000 shares of Convertible Series A Preferred Stock and 200,000,000 restricted Common Shares of Stock. These shares represent the controlling block of stock. Yang, Kung Fu is the control person for World Capital holding, Ltd. and Yan Ping Sheng is the officer and director. Rhonda Keaveney resigned as the Company’s sole officer and director and appointed Yan Ping Sheng as officer and director.

2

(b) Business of Issuer

The Company’s contemplated business plan is to engage in cluster consumption in the food industry, to include food products, channels of distribution, and operations and has been in search of a merger, acquisition, reverse merger or a business transaction opportunity with an operating business or other financial transaction; however, there can be no assurance that this plan will be successfully implemented. Until a transaction is effectuated, the Company does not expect to have significant operations and plans to acquire a business in the food industry. At this time, the Company has no arrangements or understandings with respect to any potential merger, acquisition, reverse merger or business combination candidate pursuant to which the Company may become an operating company.

Opportunities may come to the Company’s attention from various sources, including our management, our stockholders, professional advisors, securities broker dealers, venture capitalists and private equity funds, members of the financial community and others who may present unsolicited proposals. At this time, the Company has no plans, understandings, agreements, or commitments with any individual or entity to act as a finder in regard to any business opportunities. While it is not currently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions, reorganizations or other such transactions, such firms may be retained if such arrangements are deemed to be in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services.

The Company has restricted its search to a business in the food industry, including food products and channels of distribution. In evaluating a potential transaction, the Company analyzes all available factors and make a determination based on a composite of available facts, without reliance on any single factor.

 It is not possible at this time to predict the nature of a transaction in which the Company may participate. Specific business opportunities would be reviewed as well as the respective needs and desires of the Company and the legal structure or method deemed by management to be suitable would be selected. In implementing a structure for a particular transaction, the Company may become a party to a merger, consolidation, reorganization, tender offer, joint venture, license, purchase and sale of assets, or purchase and sale of stock, or other arrangement the exact nature of which cannot now be predicted. Additionally, the Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation, or reorganization of the Company with other business organizations and there is no assurance that the Company would be the surviving entity. In addition, our present management and stockholders may not have control of a majority of the voting shares of the Company following reorganization or other financial transaction. As part of such a transaction, some or all of the Company’s existing directors may resign and new directors may be appointed. The Company’s operations following the consummation of a transaction will be dependent on the nature of the transaction. There may also be various risks inherent in the transaction, the nature and magnitude of which cannot be predicted.

The Company may also be subject to increased US and China governmental regulations following a transaction; however, it is not possible at this time to predict the nature or magnitude of such increased regulation, if any.

The Company expects to continue to incur moderate losses each quarter until a transaction considered appropriate by management is effectuate.

At present financial revenue has not yet been realized. The Company hopes to raise capital in order to fund the acquisitions.

All statements involving our business plan are forward looking statements and have not been implemented as of this filing.

The Company is moving in a new direction, statements made relating to our contemplated business combination are forward looking statements and we have no history of performance. Current management does not have any experience in acquisition of companies but is actively looking for a suitable person to incorporate into the management team.

3

The analysis will be undertaken by or under the supervision of our management. As of the date of this filing, we have not entered into definitive agreements. In our continued efforts to analyze potential merger candidates, we intend to consider the following factors:

•	Potential for growth, indicated by anticipated market expansion or new technology;

•	Competitive position as compared to other businesses of similar size and experience within our contemplated segment as well as within the industry as a whole;

•	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance and other required items;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources;

•	The extent to which the business opportunity can be advanced in our contemplated marketplace; and

•	Other relevant factors

In applying the foregoing criteria, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical, and managerial capabilities for identifying and completing our contemplated business plan to merge with a company operating in the food service industry, to include food products, channels of distribution.

We are unable to predict when we will, if ever, identify and implement a business plan. We anticipate that a proposed merger candidate would be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

We may incur time and costs required to select and evaluate our business structure and complete a merger, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective business that is not ultimately completed may result in a loss to the Company. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants, and others. Costs may be incurred in the investigation process, which may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

As of the time of this filing, the Company has not implemented a business combination. Our plan is to implement a business combination by merging with, or acquiring, an operating entity that offers opportunities in the food service industry, to include food products, channels of distribution. We are actively looking for a suitable merger candidate and evaluating potential target companies that align with our business needs. This will require review of financials, products and management of the merger candidate. We anticipate the review process could take up to 30 days after a viable candidate is located.

4

Competition

China Teletech Holding, Inc. is in direct competition with many other entities in its efforts to locate a suitable merger candidate. Included in the competition are business development companies, special purpose acquisition companies (“SPACs”), venture capital firms, small business investment companies, venture capital affiliates of industrial and financial companies, broker-dealers and investment bankers, management consultant firms and private individual investors. Many of these entities possess greater financial resources and are able to assume greater risks than those which our Company could consider. Many of these competing entities also possess significantly greater experience and contacts than China Teletech Holding, Inc.’s management. Moreover, the Company also competes with numerous other companies similar to it for such opportunities.

Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

Employees

As of this filing, we had one officer and director. We anticipate that we will begin to fill out our management team as and when we raise capital to begin implementing our business plan. In the interim, we will utilize independent consultants to assist with accounting and administrative matters. We currently have no employment agreements and believe our consulting relationships are satisfactory. We plan to continue to hire independent consultants from time to time on an as-needed basis.

Item 1A.	Risk Factors

Risks Relating to Our Business

Any future business combination will involve a number of significant risks. Our future business operating results and financial condition could be seriously harmed because of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Our officers and directors reside outside the United States, investors may have limited legal recourse against them including difficulties in enforcing judgments made against them by U.S. courts. There is neither treaty nor any reciprocal arrangement between China and the United States regarding recognition or enforcement of civil judgments.

5

Recent statements by the Chinese government indicate an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

CNCT may implement a VIE structure in the future if our operations are located in China. If the PRC government determines that the contractual arrangements constituting part of our VIE structure does not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares may decline in value or be worthless if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries that may conduct all or substantially all of our contemplated future operations.

Greater Chinese Regulatory Oversight May Impact our Contemplated Business.

We are not currently required to comply with regulations and policies of the Cyber Administration of China because we have not commenced a business in China.

CAC regulates the collection of personal information, which is recorded electronically, or in any other form, to recognize the identity of a natural person. In light of greater oversight regarding the collection of personal information we will be subject to cybersecurity review upon execution of our contemplated business plan.

Any future potential business plan or merger will have operations in China and will be subject to cybersecurity review. We face uncertainties as to whether such clearance can be timely obtained, or at all, and we may incur additional time delays to complete any anticipated acquisitions.

In light of greater oversight by CAC for companies seeking to list on a foreign exchange, target business combinations could be impacted. If CAC determines our target business does not meet its requirements, our ability to implement our business plan will be greatly affected.

If CAC determines that we have violated any portion of PRC laws and regulation, our ability to obtain or maintain permits or licenses required to conduct business in China may be affected. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Our Auditor is U.S based, registered with the PCAOB, and is subject to PCAOB inspections

The Holding Foreign Companies Accountable Act (“HFCAA”) became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the auditor has been unavailable for PCAOB inspection or investigation for three consecutive years.

The HFCAA requires the SEC to identify registrants that have retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that:

•	Is located in a foreign jurisdiction; and
•	The PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction

If the PCAOB is unable to inspect the issuer's public accounting firm for two consecutive years, the issuer's securities are banned from trade on a national exchange or through other methods.

There are material risks to the issuer and its investors if it is determined that the PCAOB is unable to inspect our auditor because of a position taken by an authority in a foreign jurisdiction. The inability to thoroughly inspect or investigate our auditor may cause trading in our securities to be prohibited and an exchange may determine to delist our securities. As a result, our securities could be delisted rendering our stock worthless.

Beckles & Co., Inc., our current auditor, is based in the United States, where their offices are located and the PCAOB has the authority to conduct inspections.

6

We are not a blank check company

China Teletech Holding, Inc. is not a Blank Check Company as defined by Securities Act Rule 419(a)(2):

(2)	For purposes of this section, the term “blank check company” shall mean a company that:

(i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(ii) Is issuing “penny stock,” as defined in Rule 3a51-1 (17 CFR 240.3a51-1) under the Securities Exchange Act of 1934 (“Exchange Act”).

As of this filing, CNCT has a specific business plan to engage in (1) cluster consumption in the food industry, to include food products, channels of distribution, and operations; and (2) building and managing a platform to support various communities in China; and (3) create a loyal customer base within the community through reduced operating costs and specific brand benefits.

CNCT’s business plan includes a merger a target company in the food industry business.  However, we are in the due diligence stage and can’t guarantee a merger will be executed. CNCT will continue to pursue its business plan regardless of the execution of a merger or acquisition. Thus, a merger is just an option and not the primary piece of our business plan.

The PRC Anti-monopoly Law Requires Approval for Merger & Acquisition under State Administration for Market Regulation

Under the PRC Anti-monopoly Law, merger & acquisitions that meet certain turnover thresholds must notify the State Administration for Market Regulation (“SAMR”) for merger control clearance and may not be implemented without SAMR’s approval.

We may merge with, or acquire, a target company to commence its business operations. If our target business meets the threshold for review by SAMR, Ministry of Commerce (“MOFCOM”), and other national security laws. We will be required to submit applications for review to these regulatory agencies.

The SAMR utilizes a substantive test for merger review. The substantive test takes into consideration the:

•	Market shares and market control power of the business operators concerned
•	Concentration levels of relevant markets
•	Impact of the concentration on market entry, technological development, consumers and other relevant operators
•	Impact of the concentration on national economic development
•	Foreign investment

If the merger or acquisition does not meet the SAMR criteria, our application will be denied.

Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

MOFCOM requires the disclosure of the control persons, defined as any natural person, enterprise, government authority, or international organization that ultimately exercises control over a foreign investment enterprise directly or indirectly through equity interests, contract, trust, or any other means. China has escalated the national security review system (“NSR”) as requested by the MOFCOM. China expanded the scope of its national security review to capture transactions between two foreign parties involving a Chinese company or Chinese interests in conjunctions with PRC Foreign Investment Law and its implementation regulations.

In addition to the NSR system, MOFCOM promulgated the Provisions on the Unreliable Entity List (UEL), under which foreign individuals and entities who are on the UEL may be restricted or prohibited from investing in China. RTAS is not on the list of as this time and the list is constantly changing.

7

Actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our business is subject to conflicting laws and regulations in China

We are subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions where we will implement our business combination. New laws and regulations may be adopted from time to time to address new issues that come to the authorities' attention. In addition, considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing our contemplated business activities. A large number of proposals are before various national, regional, and local legislative bodies and regulatory entities regarding issues related to our industry or our business model. If we merge with an operating business and implement a business plan we may expand into new cities or countries and add new products and services to our platform. We may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our business and results of operations. Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Risks related to PRC Securities Law that prevent access to information and regulatory oversight of U.S. authorities

PRC Securities Laws state that no overseas securities regulator can directly conduct investigations or evidence collection activities within the PRC and no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators without Chinese government approval. The SEC, U.S. Department of Justice, and other U.S. authorities face substantial challenges in bringing and enforcing actions against China-based Issuers and their officers and directors. As a result, investors in China-based Issuers may not benefit from a regulatory environment that fosters effective enforcement of U.S. federal securities laws.

Risks related to China’s evolving regulatory environment

China’s legal system is substantially different from the legal system in the United States and may raise risks and uncertainties concerning the intent, effect, and enforcement of its laws, rules, and regulations, including those that restrict the inflow and outflow of foreign capital or provide the Chinese government with significant authority to exert influence on a China-based Issuer’s ability to conduct business or raise capital. This lack of certainty may result in the inconsistent and unpredictable interpretation and enforcement of laws, rules, and regulations, which may change quickly. China-based Issuers face risks related to evolving laws and regulations, which could impede their ability to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. The Chinese government may intervene or influence our operations at any time, which could result in a material change in our future operations and/or the value of our common stock. Such actions could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Legal limitations on shareholder rights and recourse for legal claims

Legal claims, including federal securities law claims, against China-based Issuers may be difficult or impossible for investors to pursue in U.S. courts. Even if an investor obtains a judgment in a U.S. court, the investor may be unable to enforce such judgment, particularly in the case of a China-based Issuer, where the related assets or persons are typically located outside of the United States and in jurisdictions that may not recognize or enforce U.S. judgments. If an investor is unable to bring a U.S. claim or collect on a U.S. judgment, the investor may have to rely on legal claims and remedies available in China or other overseas jurisdictions where the China-based Issuer may maintain assets. The claims and remedies available in these jurisdictions are often significantly different from those available in the United States.

8

There is no guarantee that we will have business operations or that these operations will be profitable, we have extremely limited assets, have incurred operating losses, and have no current source of revenue

We have had minimal assets and no operations. We do not expect to generate revenues until we begin to implement a business plan by merging with a Photovoltaic solar energy company. However, we can provide no assurance that we will produce any material revenues for our stockholders, or that our business will become operational or become profitable.

We will, likely, sustain operating expenses without corresponding revenues, at least until the consummation of a business plan. This may result in our incurring a net operating loss that will increase unless we consummate a business plan with a profitable business. We cannot assure you that we can identify a suitable business combination, or that any such business will be profitable at the time of its acquisition by the Company or ever.

Our auditors have deemed our Company as a going concern and capital resources may not be sufficient to fund our anticipated future operating needs

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2023, and 2022 expressing doubt regarding our ability to continue as a going concern. We do not currently have sufficient funds required for future operating needs. The Company will need to raise substantial sums to implement a business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

Environmental laws compliance

As of this filing, we are not subject to environmental laws.

We may not be able to obtain China’s regulatory approvals for future business products

Our future business combination will be subject to China laws and regulations if we merge with a Chinese company or carry out a business plan in China. The Company believes acquisition of already accredited private corporations will mitigate some of this risk.

We face a number of risks associated with a future contemplated business plan, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition

We intend to use reasonable efforts to locate a merger candidate. We have no operations at this time so our expenses are likely to increase, and it is possible that we may incur substantial debt or convertible debt in order to complete a merger, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

9

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities

At this time, we have no operations and future implementation of our business plan is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of future business and internal development. While management intends to seek businesses opportunities with entities having established operating histories, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. In the event we complete a business plan, the success of our operations will be dependent upon management, its financial position and numerous other factors beyond our control.

There can be no assurance that we will successfully consummate identify and evaluate suitable business opportunities

We can give no assurance that we will successfully identify and evaluate suitable business opportunities or that we will successfully implement a business plan. We cannot guarantee that we will be able to negotiate contracts on favorable terms. No assurances can be given that we will successfully identify and evaluate suitable business opportunities, that we will conclude a business plan or that we will be able to develop a successful business. Our management and affiliates will play an integral role in establishing the terms for any future business.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has no business and no revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $50,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies and others

From time to time the Company may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

10

A business opportunity may result in a change of control and a change of management

In conjunction with completion of a merger, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents the majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

We depend on our officers and the loss of their services would have an adverse effect on our contemplated business

We have officers and directors of the Company that are critical to our chances for success in executing a business combination and merger acquisition. We are dependent on their services to operate our business and the loss of these persons, or any of them would have an adverse impact on our future operations until such time as he or she could be replaced, if he could be replaced. We do not have employment contracts or employment agreements with our officers, and we do not carry key man life insurance on their lives.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Our ability to hire and retain key personnel will be an important factor in the success of our contemplated business and a failure to hire and retain key personnel may result in our inability to manage and implement a merger and subsequent business plan

We may not be able to attract and retain the necessary qualified personnel to manage our business. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement a business plan.

Legal disputes could have an impact on the Company

We plan to engage in business matters that are common to the business world that can result in disputations of a legal nature. In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

Risks Related to Our Shareholders and Shares of Common Stock

Our common stock is listed on the OTC MARKETS. An investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future

Our common stock is not currently trading on any exchange. CNCT is listed on OTC Markets under the Expert Market tier, meaning there are no available stock price quotes, and you may not buy our stock in the open market. In the past, the market for our stock has been volatile and has been characterized by large swings in the trading price that do not appear to be directly related to our business or financial condition. As a result, an investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

11

Our officers, directors and principal stockholders own a large percentage of our issued and outstanding shares and other stockholders have little or no ability to elect directors or influence corporate matters

As of June 10, 2024, our principal stockholders were deemed to be the beneficial owners of approximately 47% of our issued and outstanding shares of common stock after conversion and 100% of our Preferred A shares. As a result, such persons can determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all of our directors and control the policies and practices of the Company.

Resale limitations of Rule 144(i) on your shares

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the one-year period since it filed its Form 10 information if the company is not current on all of its periodic reports required to be filed within the SEC during the 12 months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10K for the preceding 12 months and since the filing of the Form 10, or Rule 144 is not available for the resale of securities.

Our stock is not traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares

Even if our stock becomes trading, it is likely that our common stock will be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Our common stock is be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell

A common stock is a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

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The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We may issue more shares in an acquisition or merger, which will result in substantial dilution

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 1,500,000,000 shares of common stock of which 434,473,776 shares are currently outstanding and 5,000,000 shares of Preferred A Stock are authorized, of which 1,500,000 shares are outstanding. Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any, or all, of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 5,000,000 shares of Preferred Stock, 5,000,000 designated as Series A Preferred Stock and 1,500,000 issued and outstanding. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights, and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

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We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore, you may not derive any income solely from ownership of our stock

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

As of June 10, 2023, our officers, directors, and principal stockholders were deemed to be the beneficial owners of approximately of our 100% issued and outstanding shares of Preferred shares. These shares are convertible into 1,500,000,000 shares of common stock and represents approximately 80% of our issued and outstanding common shares. As a result, such persons can determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all of our directors and control the policies and practices of the Company.

Item 2.	Financial Information

Management’s Discussion and Analysis or Plan of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	Define and expand the roles and the duties of our Board of Directors and its committees;

•	Institute more comprehensive compliance, investor relations and internal audit functions;

•	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

Management for each year commencing with the year ending December 31, 2023 must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules, and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

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As of this filing, CNCT has a specific business plan to engage in (1) cluster consumption in the food industry, to include food products, channels of distribution, and operations; and (2) building and managing a platform to support various communities in China; and (3) create a loyal customer base within the community through reduced operating costs and specific brand benefits.

CNCT’s business plan includes a merger a target company in the food industry business.  However, we are in the due diligence stage and can’t guarantee a merger will be executed. CNCT will continue to pursue its business plan regardless of the execution of a merger or acquisition. Thus, a merger is just an option and not the primary piece of our business plan.

Results of Operations for China Teletech Holding, Inc. —

Comparison of Three and Six Months Ended June 30, 2024 and 2023 (Unaudited)

Revenue

We had no revenues from operations during the three or six months ended June 30, 2024 and 2023.

Operating Expenses

For the six months ended June 30, 2024 the Company had $31,696 in operating expenses compared to $9,679 for the six months ended June 30, 2023.

For the three months ended June 30, 2024 the Company had $30,643 in operating expenses compared to $2,269 for the three months ended June 30, 2023.

The increase in expenses resulted from professional fees incurred for financial reporting on OTC market.

Other Income and Expenses

For the six months ended June 30, 2024 and 2023, the Company had no other income or expenses.

For the three months ended June 30, 2023 and 2023, the Company had no other income or expenses.

Net Income (Loss)

For the six months ended June 30, 2024, the Company had a net loss of $31,696 compared to the six months ended June 30, 2023, the Company had a net loss of $9,697.

For the three months ended June 30, 2024, the Company had a net loss of $30,643 compared to the three months ended June 30, 2023, the Company had a net loss of $2,269.

Liquidity and Capital Resources

The financial statements accompanying this Report have been prepared on a going concern basis, which assumes the realization of assets and the settlement of liabilities and commitments in the ordinary course of business.

As reflected in the accompanying financial statements, we have not yet generated any revenue and had an accumulated loss of $7,581,689 as of June 30, 2024. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to remain operational is dependent on our capacity to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

15

The Company anticipates receiving financing from a related party to cover necessary expenses; however, there are currently no formal financing agreements in place.

For the six months ended June 30, 2024, we had $0 of cash and $62,617 in total liabilities as compared to $0 of cash and $30,921 in total liabilities for the six months ended June 30, 2024.

We used $25,909 of cash in operations, and received net proceeds from financing of $25,909 from related party for the six months ended June 30, 2024.

We used $5,158 of cash in operations, and received net proceeds from financing of $5,158 from related party for the six months ended June 30, 2023.

Results of Operations for China Teletech Holding, Inc. —

Comparison of Year Ended December 31, 2023 and 2022 (Audited)

Revenue

We had no revenues from operations during the year ended December 31, 2023 and 2022.

Operating Expenses

For the year ended December 31, 2023, the Company had $10,658 in operating expenses as compared to $5,420 for the year ended December 31, 2022.

Other Income and Expenses

For the year ended December 31, 2023 and 2022, the Company had no other income or expenses.

Net Income (Loss)

For the year ended December 31, 2023, the Company had a net loss of $10,658 as compared to the year ended December 31, 2022, the Company had a net loss of $5,420.

Liquidity and Capital Resources

The financial statements accompanying this Report have been prepared on a going concern basis, which assumes the realization of assets and the settlement of liabilities and commitments in the ordinary course of business.

As reflected in the accompanying financial statements, we have not yet generated any revenue and had an accumulated loss of $7,549,993 as of December 31, 2023. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to remain operational is dependent on our capacity to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

The Company anticipates receiving financing from a related party to cover necessary expenses; however, there are currently no formal financing agreements in place.

As of December 31, 2023, we had $0 of cash and $30,921 in total liabilities as compared to $0 in cash and $23,930 in total liabilities as of December 31, 2022.

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We used $5,158 of cash in operations, and received net proceeds from financing of $5,158 from related party for the year ended months ended December 31, 2023.

We used $5,658 of cash in operations, and received net proceeds from financing of $5,658 from related party for the year ended months ended December 31, 2022.

Item 3.	Properties

We do not own any property and do not pay for office space.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of this filing, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

World Capital Holding, Ltd. (1)(2) 16th Floor, North Tower 528 Pudong South Road Shanghai, China 200120	1,5000,000 Preferred A Shares 200,000,000	100% 47%

Li Yankuan Room A1/F, Yue Fat Building 87/91 Tai Po Road Kowloon, HK	21,419,394	5%

Item 5.	Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our Officers and directors and additional information concerning them are as follows:

Name	Age	Position
Yan Ping Sheng	61	CEO, President, Secretary, Treasurer, Director

Collective Management Ownership	Amount and Nature of Beneficial Ownership	Percentage of Class

Officer & Director (1)	0 shares	0

Companies controlled by Office and Director
World Capital Holding, Ltd. (1)(2)	1,500,000 Preferred A Shares	100%
	200,000,000 Common Shares	47%

(1)	Yang, Kung-Fu is a control person of World Capital Holding Ltd
(2)	Mr. Yan Ping Sheng is a director, officer of World Capital Holding Ltd

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Officer Bio

Mr. Yan Ping Sheng

Mr. Yan Ping Sheng graduated from Tsinghua University with the credentials of EMBA and a degree in Risk Management. His employment is as follows:

•	2013 to present, prepared for the registration of World Financial Holding Group (HK) and he has served as CEO
•	2014 to present, participated in the merger and acquisition of Baying Ecological Holding Group Inc (ticker symbol: BYIN)
•	2017 to present, participated in the merger and acquisition of Dong Fang Hui Le Inc. (ticker symbol: DFHL)
•	2018 to present, CEO of World Financial Holding Group (USA)
•	2018 to present, CEO of Shanghai Capital Holding Co., Ltd
•	2018 to present, the director of World Capital Holding Ltd (BVI)
•	2018 to present, CEO and CFO of the Company
•	2018 to present, CEO of Shanghai Qifan Enterprise Management Co., Ltd.

While serving as an officer of these companies, Mr. Sheng formulated medium and long-term development strategies and corporate development goals. His experience includes presiding over board meetings, reviewing financial reports, external relations, and assessment and monitoring of senior personnel.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Board Committees

The Company currently has not established any committees of the Board of Directors.  Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future.  We do not have a nominating committee or a nominating committee charter.  Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.

To date, other than as described above, no security holders have made any such recommendations.  The entire Board of Directors performs all functions that would otherwise be performed by committees.  Given the present size of our board it is not practical for us to have committees.  If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Item 6.	Executive Compensation

For the past two years, no sole officer or director has received any cash remuneration. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity to date. Our officer and director intend to devote all of his time to CNCT and furthering the contemplated acquisition of a business or implement a business plan.

The Company, for the benefit of its employees, has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs.

Item 7.	Certain Relationship and Related Transactions, and Director Independence

Regulation S-K, Item 4, Section C require disclosure of promoters and certain control persons for registrants that are filing a registration statement on Form 10 under the Exchange Act and that had a promoter at any time during the past five fiscal years shall:

(i) State the names of the promoter(s), the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefore received or to be received by the registrant; and

(ii) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount, and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

Small Cap Compliance, LLC is considered a promoter(s) under the meaning of Securities Act Rule 405. SCC was appointed custodian of the Company and under its duties stipulated by the Nevada court. Small Cap Compliance, LLC took initiative to organize the business of the issuer. As custodian, its duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. The custodian also had authority to enter into contracts and find a suitable merger candidate. In addition, Small Cap Compliance, LLC was compensated, in the amount of $80,000, for its role as custodian and paid outstanding bills to creditors on behalf of the company. The custodian has not, and will not, receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on March 15, 2021. See Item 1: Business for details.

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

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As discussed in Item 1, the Company is deemed a shell company. As disclosed in Item 4, there are several persons, Yang, Kung-Fu is the control person for World Capital Holding, Ltd and is considered control person acquiring control of the Company. As discussed in Item 1, purchased 1,500,000,000 shares of the Company’s Preferred A Shares. These shares represent the controlling block of stock and were purchased from Small Cap Compliance, LLC for $80,000.

Yang Ping Sheng is our CEO and President. He is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Item 8.	Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.	Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information.

Our Common Stock is not trading on any stock exchange. However, it is currently listed on OTC Markets under the symbol CNCT and there is no established public trading market for the class of common equity.

	HIGH	LOW
Fiscal Year 2023
First Quarter (Jan.1, 2023 – March 31, 2023)	$.0038	$.0016
Second Quarter (April 1, 2023– June 30, 2023)	.003	.001
Third Quarter (July 1, 2023 – Sept. 30, 2023)	.0059	.0023
Fourth Quarter (Oct. 1, 2023 – Dec. 31, 2023)	.0043	.0022

Fiscal Year 2022
First Quarter (Jan.1, 2022 – March 31, 2022)	$.01	$.0047
Second Quarter (April 1, 2023– June 30, 2022)	.0099	.0043
Third Quarter (July 1, 2022 – Sept. 30, 2022)	.0071	.0095
Fourth Quarter (Oct. 1, 2022 – Dec. 31, 2022)	.005	.0018

(b) Holders.

As of this filing, there are approximately 117 holders of an aggregate of 434,473,776 shares of our Common Stock issued and outstanding and 1 holder of 1,500,000 Preferred A shares issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans.

None.

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Item 10.	Recent Sale of Unregistered Securities

On November 4, 2020, World Capital Holding, Ltd entered into a Stock Purchase Agreement with Small Cap Compliance, LLC whereby World Capital Holding, Ltd. purchased 1,500,000 shares of Convertible Preferred A Series Stock, the controlling block of stock, and 200,000,000 shares of restricted Common Stock for the purchase price of $80,000.

The restricted shares were sold in a private transaction pursuant to Rule 144(i) of the ’33 Securities Act. As of this date, the shares have not been registered.

Item 11.	Description of Registrant’s Securities to be Registered

(a) Common.

We are authorized by our Certificate of Incorporation to issue an aggregate of 1,505,000,000 shares of capital stock, of which 1,500,000,000 are shares of common stock, Par Value $0.01 per share (the “Common Stock”). There are 5,000,000 are shares of preferred stock, Par Value $0.001 per share (the “Preferred Stock”) and 5,000,000 Preferred shares are designated as Convertible Series A Preferred Stock. As of the date of this filing, there are 434,473,776 shares of Common Stock issued and outstanding and 1,500,000 shares of Convertible Series A Preferred Stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 5,000,000 shares of Preferred Stock authorized with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

At this time there are 5,000,000 shares of Preferred Stock authorized as Convertible Series A Preferred Stock and 1,500,000 are issued and outstanding.

One (1) share of the as Convertible Series A Preferred Stock shall be converted into one thousand (1,000) shares of common stock of the Corporation and entitled to one thousand (1,000) votes of common stock for every one (1) share of as Convertible Series A Preferred Stock owned. The holders of the Convertible Series A Preferred Stock shall not be entitled to receive dividends.

From time to time its Board of Directors may amend the Preferred class of stock. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

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In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Series A Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Series A Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Series A Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and Bylaws copies of which have been filed as exhibits to this Form 10.

Our Preferred A shareholder has over 85% of the voting shares and will carry the necessary votes to determine the outcome for all of the above-mentioned actions.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 12.	Indemnification of Directors and Officers

Our Officers and Directors are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify all our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Item 15.	Financial Statements and Exhibits

CHINA TELETECH HOLDING, INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Audited)

F-1

CHINA TELETECH HOLDING, INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	Unaudited
Assets
Current Assets
Cash	$–	$–
Total Current Assets	–	–
Total Assets	–	–

Liabilities
Current Liabilities
Accounts payable and accrued expenses	12,793	7,006
Due to related party	49,824	23,915
Total Current Liabilities	62,617	30,921
Total Liabilities	62,617	30,921

Commitment & contingencies	–	–

Stockholders' Deficit
Convertible Preferred Stock, $0.001 par value; 5,000,000 shares authorized, 1,500,000 and 1,500,000 shares issued and outstanding, respectively	1,500	1,500
Common Stock, $0.0001 par value; 1,500,000,000 shares authorized, 434,473,776 and 434,473,776 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	43,447	43,447
Additional paid-in capital	7,474,125	7,474,125
Accumulated loss	(7,581,689)	(7,549,993)
Total Stockholders' Deficit	(62,617)	(30,921)
Total Liabilities and Stockholders' Deficit	$–	$–

See accompanying notes to financial statements

F-2

CHINA TELETECH HOLDING, INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Revenues	$–	$–	$–	$–

Operating expenses
Professional fees	29,000	1,375	29,000	7,750
Other general & administrative expense	1,643	894	2,696	1,947
Total operating expenses	30,643	2,269	31,696	9,697
Loss from operations	(30,643)	(2,269)	(31,696)	(9,697)

Net loss before income tax	(30,643)	(2,269)	(31,696)	(9,697)
Income tax expense	–	–	–	–
Net loss	$(30,643)	$(2,269)	$(31,696)	$(9,697)

Loss per Share - Basic and Diluted	$0.026	$(0.000)	$(0.000)	$(0.000)
Weighted Average Shares Outstanding - Basic and Diluted	434,473,776	434,473,776	434,473,776	434,473,776

See accompanying notes to financial statements

F-3

CHINA TELETECH HOLDING, INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the Six Months Ended June 30, 2024 and 2023

Unaudited

	Convertible Preferred Stock		Common Stock
	Shares	Par Value, $0.001	Shares	Par Value, $0.0001	Additional paid-in capital	Accumulated loss	Total Stockholders' Deficit
Balance, December 31, 2022	1,500,000	$1,500	434,473,776	$43,447	$7,474,125	$(7,539,334)	$(20,262)
Net loss						(7,428)	(7,428)
Balance, March 31, 2023	1,500,000	1,500	434,473,776	43,447	7,474,125	(7,546,762)	(27,690)
Net loss						(2,269)	(2,269)
Balance, June 30, 2023	1,500,000	1,500	434,473,776	43,447	7,474,125	(7,549,031)	(29,959)

Balance, December 31, 2023	1,500,000	$1,500	434,473,776	$43,447	$7,474,125	$(7,549,993)	$(30,921)
Net loss						(1,053)	(1,053)
Balance, March 31, 2024	1,500,000	1,500	434,473,776	43,447	7,474,125	(7,551,046)	(31,974)
Net loss						(30,643)	(30,643)
Balance, June 30, 2024	1,500,000	1,500	434,473,776	43,447	7,474,125	(7,581,689)	(62,617)

See accompanying notes to financial statements

F-4

CHINA TELETECH HOLDING, INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

STATEMENTS OF CASH FLOWS

Unaudited

	Six Months Ended
	June 30,	June 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(31,696)	$(9,697)
Adjustment to reconcile Net loss from operations:
Changes in operating assets and liabilities
Other current receivables and prepayments	–	2,750
Accounts payable and accrued expenses	5,787	1,789
Net Cash Used in Operating Activities	(25,909)	(5,158)

Cash Flows from Financing Activities
Proceeds from related party payables	25,909	5,158
Net Cash Provided by Financing Activities	25,909	5,158

Net Increase (Decrease) in Cash	–	–
Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–
Interest Paid	$–	$–

See accompanying notes to financial statements

F-5

CHINA TELETECH HOLDINGS INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the six months ended June 30, 2024 and December 31, 2023

(Unaudited)

NOTE 1 – ORGANIZATION AND OPERATIONS

China Teletech Holdings Inc formerly known as Guangzhou Global Telecom Inc. (the “Company”) is a corporation organized under the laws of the state of Florida on March 29, 1999. The operations of Guangzhou Global Telecom Inc and its subsidiaries were abandoned by the former management and custodianship action was commenced in the year of 2020.

On October 9, 2020, the circuit court of the second judicial circuit in and for Leon County, Florida granted the application for appointment of custodian due to the absence of a functioning board of directors in the Company. The order appointed a custodian to take on any corporation actions on behalf of the Company that would further the interest of its shareholders.

On November 10, 2020, a change of control occurred with respect to the Company to reflect better towards the business direction of the Company.

The Company intends to seek a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses involved in the food industry, community platform development, or related fields, to enhance its focus on cluster consumption, distribution, operations, and community support in China.

The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements of the Company have been prepared in accordance with the Generally Accepted Accounting Principles in the United States of America (U.S. GAAP). The preparation of financial statements in compliance with the Generally Accepted Accounting Principles in the United States of America requires management to make estimations and assumptions that will affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Hence, actual results could differ from those estimates.

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and the requirements of Form 10-Q and Rule 8-03 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosure required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. These interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2023. Not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the year ended December 31, 2023.

F-6

Use of estimates

The preparation of financial statements is in compliance with Generally Accepted Accounting Principles in the United States of America. It requires management to make estimations and assumptions that will affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period.

The significant estimations of the Company include income tax provision and valuation allowance of deferred tax assets; the fair value of financial instruments the carrying value and recoverability of long-lived assets, including the value assigned to an estimated useful life of computer equipment; and the assumption that the Company will continue to operate as a going concern. Those significant accounting estimations or assumptions is difficult to measure or value and bears the risk of change since there are uncertainties attached to those estimations or assumption. The management will estimate based on the historical experience and various assumptions that are believed to be reasonable under circumstances, the results of which form the basis for making judgements on the carrying values of assets and liabilities that are not apparent from other sources.

Management review regularly on the estimation utilizing the current available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such reviews, and if deemed appropriate, there will be adjustments to those estimations. Therefore, actual results could differ from estimation.

Carrying Value, Recoverability and Impairment of Long-lived Assets

The Company has adopted ASC 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The long-lived assets of the Company, which include computer equipment are reviewed for impairment when there any events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Any impairments are based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

If there are any impairment charges, it is included in operating expenses in the accompanying consolidated statements of operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of June 30, 2024, the Company does not have any deposits in bank.

Related Parties

The Company follows ASC 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

F-7

Pursuant to Section 850-10-20 the Related parties includes a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Commitments and Contingencies

The Company follows ASC 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date of the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and affect adversely on the Company’s business, financial position, and results of operations or cash flows.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to ASC 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding, and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

For the six months ended June 30, 2024 and 2023, Preferred Stock Series A convertible into common stock were anti-dilutive and not included in the computation of diluted earnings per share because of net loss incurred by the Company for periods ended.

F-8

Cash Flows Reporting

The Company adopted ASC 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit as of June 30, 2024 of $7,581,689 without generating any revenues. These factors among others may raise substantial doubts about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the daily operations of the Company. Management intends to raise additional funds by public or private offering. The Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 1,500,000,000 of common shares with $0.0001 par value.

During the year ended December 31, 2020, the Company issued 200,000,000 shares at $0.0001 per share for proceeds of $20,000.

As of June 30, 2024 and December 31, 2023, the Company has 434,473,776 and 434,473,776 shares of common stock issued and outstanding, respectively.

Preferred Stock

The Company is authorized to issue 5,000,000 of convertible preferred stock Series A with par value of $0.001. Each share of convertible preferred stock Series A is convertible into 1,000 shares of common stock and entitled to 1,000 votes on any and all matters considered and voted upon by the Company’s Common Stock.

F-9

For the year ended December 31, 2020, the Company issued 1,500,000 shares at $0.001 per share for proceeds for $1,500. The shares were issued in accordance to the custodian agreement.

As of June 30, 2024 and December 31, 2023, the Company has 1,500,000 shares of convertible preferred stock Series A issued and outstanding.

NOTE 5 – INCOME TAX

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

As of December 31, 2023, the Company had net operating loss carryforwards that may be available to offset future taxable income. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2023 and 2022 the Company has no unrecognized uncertain tax positions, including interest and penalties.

NOTE 6- RELATED PARTY TRANSACTIONS

Mr. Yan Ping Sheng, the Company’s CEO, Secretary, Treasurer and Director of the Company, have advanced working capital to pay expenses of the Company. The advances are due on demand and non-interest bearing. The outstanding amount due to related parties was $49,824 and $23,915 as of June 30, 2024 and December 31, 2023.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments.

F-10

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

China Teletech Holding, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of China Teletech Holding, Inc. as of December 31, 2023 and 2022, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the two years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of China Teletech Holding, Inc. as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to China Teletech Holding, Inc in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. China Teletech Holding, Inc is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-11

We identified the following material weaknesses in internal control over financial reporting:

The Company does not have sufficient segregation of duties within accounting functions due to only having one officer and limited resources.

The Company does not have an independent board of directors or an audit committee.

The Company does not have written documentation of their internal control policies and procedures.

/S/ Beckles & Co

Beckles & Co. Inc. (PCAOB ID7166)

We have served as China Teletech Holdings Inc 's auditor since 2024.

West Palm Beach, FL

August 23, 2024

F-12

CHINA TELETECH HOLDING, INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

BALANCE SHEETS

	December 31,	December 31,
	2023	2022
Assets
Current Assets
Cash	$–	$–
Other current receivables and prepayments	–	3,667
Total Current Assets	–	3,667
Total Assets	–	3,667

Liabilities
Current Liabilities
Accounts payable and accrued expenses	7,006	5,173
Due to related party	23,915	18,757
Total Current Liabilities	30,921	23,930
Total Liabilities	30,921	23,930

Commitment & contingencies	–	–

Stockholders' Deficit
Convertible Preferred Stock, $0.001 par value; 5,000,000 shares authorized, 1,500,000 and 1,500,000 shares issued and outstanding as of December 31, 2023 and 2022,	1,500	1,500
Common Stock, $0.0001 par value; 1,500,000,000 shares authorized, 434,473,776 and 434,473,776 shares issued and outstanding as of December 31, 2023 and 2022,	43,447	43,447
Additional paid-in capital	7,474,125	7,474,125
Accumulated loss	(7,549,993)	(7,539,335)
Total Stockholders' Deficit	(30,921)	(20,263)
Total Liabilities and Stockholders' Deficit	$–	$3,667

See accompanying notes to financial statements

F-13

CHINA TELETECH HOLDING, INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

STATEMENTS OF OPERATIONS

	For the years Ended
	December 31,	December 31,
	2023	2022
Revenues	$–	$–

Operating expenses
Professional fees	8,667	1,833
Other general & administrative expense	1,991	3,587
Total operating expenses	10,658	5,420
Loss from operations	(10,658)	(5,420)

Net loss before income tax	(10,658)	(5,420)
Income tax expense	–	–
Net loss	$(10,658)	$(5,420)

Earnings (Loss) per Share - Basic and Diluted	$(0.000)	$(0.000)
Weighted Average Shares Outstanding - Basic and Diluted	434,473,776	434,473,776

See accompanying notes to financial statements

F-14

CHINA TELETECH HOLDING, INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the Years Ended December 31, 2023 and 2022

	Convertible Preferred Stock		Common Stock
	Shares	Par Value, $0.001	Shares	Par Value, $0.0001	Additional paid-in capital	Accumulated loss	Total Stockholders' Deficit
Balance, December 31, 2021	1,500,000	$1,500	434,473,776	$43,447	$7,474,125	$(7,533,914)	$(14,842)
Net loss	–	–	–	–	–	(5,420)	(5,420)
Balance, December 31, 2022	1,500,000	$1,500	434,473,776	$43,447	$7,474,125	$(7,539,334)	$(20,262)
Net loss	–	–	–	–	–	(10,658)	(10,658)
Balance, December 31, 2023	1,500,000	$1,500	434,473,776	$43,447	$7,474,125	$(7,549,993)	$(30,921)

See accompanying notes to financial statements

F-15

CHINA TELETECH HOLDING, INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

STATEMENTS OF CASH FLOWS

	For the years Ended
	December 31,	December 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(10,658)	$(5,420)
Adjustment to reconcile Net loss from operations:
Changes in operating assets and liabilities
Other current receivables and prepayments	3,667	(3,667)
Accounts payable and accrued expenses	1,833	3,429
Net Cash Used in Operating Activities	(5,158)	(5,658)

Cash Flows from Investing Activities
Acquisition of property, plant and equipment	–	–
Net Cash (Used in) Provided by Investing Activities	–	–

Cash Flows from Financing Activities
Proceeds from related party payables	5,158	5,658
Net Cash Provided by Financing Activities	5,158	5,658

Net Increase (Decrease) in Cash	–	–
Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–
Interest Paid	$–	$–

See accompanying notes to financial statements

F-16

CHINA TELETECH HOLDINGS INC.

Formerly GUANGZHOU GLOBAL TELECOM INC.

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2023 and 2022

NOTE 1 – ORGANIZATION AND OPERATIONS

China Teletech Holdings Inc formerly known as Guangzhou Global Telecom Inc. (the “Company”) is a corporation organized under the laws of the state of Florida on March 29, 1999. The operations of Guangzhou Global Telecom Inc and its subsidiaries were abandoned by the former management and custodianship action was commenced in the year of 2020.

On October 9, 2020, the circuit court of the second judicial circuit in and for Leon County, Florida granted the application for appointment of custodian due to the absence of a functioning board of directors in the Company. The order appointed a custodian to take on any corporation actions on behalf of the Company that would further the interest of its shareholders.

On November 10, 2020, a change of control occurred with respect to the Company to reflect better towards the business direction of the Company.

The Company intends to seek a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses involved in the food industry, community platform development, or related fields, to enhance its focus on cluster consumption, distribution, operations, and community support in China.

The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements of the Company have been prepared in accordance with the Generally Accepted Accounting Principles in the United States of America (U.S. GAAP). The preparation of financial statements in compliance with the Generally Accepted Accounting Principles in the United States of America requires management to make estimations and assumptions that will affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Hence, actual results could differ from those estimates.

Use of estimates

The preparation of financial statements is in compliance with Generally Accepted Accounting Principles in the United States of America. It requires management to make estimations and assumptions that will affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period.

The significant estimations of the Company include income tax provision and valuation allowance of deferred tax assets; the fair value of financial instruments the carrying value and recoverability of long-lived assets, including the value assigned to an estimated useful life of computer equipment; and the assumption that the Company will continue to operate as a going concern. Those significant accounting estimations or assumptions is difficult to measure or value and bears the risk of change since there are uncertainties attached to those estimations or assumption. The management will estimate based on the historical experience and various assumptions that are believed to be reasonable under circumstances, the results of which form the basis for making judgements on the carrying values of assets and liabilities that are not apparent from other sources.

Management review regularly on the estimation utilizing the current available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such reviews, and if deemed appropriate, there will be adjustments to those estimations. Therefore, actual results could differ from estimation.

F-17

Carrying Value, Recoverability and Impairment of Long-lived Assets

The Company has adopted ASC 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The long-lived assets of the Company, which include computer equipment are reviewed for impairment when there any events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Any impairments are based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

If there are any impairment charges, it is included in operating expenses in the accompanying consolidated statements of operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2023, the Company does not have any deposits in bank.

Related Parties

The Company follows ASC 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties includes a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Commitments and Contingencies

The Company follows ASC 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date of the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

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If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and affect adversely on the Company’s business, financial position, and results of operations or cash flows.

Income Tax Provisions

The Company follows ASC 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates and expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted ASC 740-10-25 of the FASB Accounting Standards Codification (“ASC 740-10-25”) with regards to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to ASC 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding, and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

For the years ended December 31, 2023 and 2022, Preferred Stock Series A convertible into common stock were anti-dilutive and not included in the computation of diluted earnings per share because of net loss incurred by the Company for periods ended.

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Cash Flows Reporting

The Company adopted ASC 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit as of December 31, 2023, of $7,549,993 without generating any revenues. These factors among others may raise substantial doubts about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the daily operations of the Company. Management intends to raise additional funds by public or private offering. The Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 1,500,000,000 of common shares with $0.0001 par value.

For the year ended December 31, 2020, the Company issued 200,000,000 shares at $0.0001 per share for proceeds of $20,000.

As of December 31, 2023 and 2022, the Company has 434,473,776 and 434,473,776 shares of common stock issued and outstanding, respectively.

Preferred Stock

The Company is authorized to issue 5,000,000 of convertible preferred stock Series A with par value of $0.001. Each share of convertible preferred stock Series A is convertible into 1,000 shares of common stock and entitled to 1,000 votes on any and all matters considered and voted upon by the Company’s Common Stock.

For the year ended December 31, 2020, the Company issued 1,500,000 shares at $0.001 per share for proceeds for $1,500. The shares were issued in accordance to the custodian agreement.

As of December 31, 2023 and 2022, the Company has 1,500,000 shares of convertible preferred stock Series A issued and outstanding.

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NOTE 5 – INCOME TAX

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

As of December 31, 2023, the Company had net operating loss carryforwards that may be available to offset future taxable income. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2023 and 2022 the Company has no unrecognized uncertain tax positions, including interest and penalties.

NOTE 6- RELATED PARTY TRANSACTIONS

Mr. Yan Ping Sheng, the Company’s CEO, Secretary, Treasurer and Director of the Company, have advanced working capital to pay expenses of the Company. The advances are due on demand and non-interest bearing. The outstanding amount due to related parties was $23,915 and $18,757 as of December 31, 2023 and 2022.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments.

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Exhibit Number and Description		Location Reference

3.1*	Articles of Incorporation-Historical Docs

3.2*	By-Laws

4.1*	Stock Purchase Agreement

4.2*	Consent of Beckles & Co. Inc.

4.3*	Custodian Appoint and Discharge Court Orders

4.4*	Officer Appointment Board Minutes

* Filed herewith

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA TELETECH HOLDING, INC.

Date: August 23, 2024	By:	/s/ Yan Ping Sheng
	Name:	Yan Ping Sheng
	Title:	CEO and CFO

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